UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2014

VECTOR GROUP LTD.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-5759	65-0949535
(Commission File Number)	(I.R.S. Employer Identification No.)

4400 Biscayne Boulevard, Miami, Florida	33137
(Address of Principal Executive Offices)	(Zip Code)

(305) 579-8000
(Registrant’s Telephone Number, Including Area Code)

(Not Applicable)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 19, 2014, Vector Group Ltd. (NYSE: VGR) (the “Company”) agreed to issue and sell $225.0 million aggregate principal amount (or up to an aggregate of $258.8 million aggregate principal amount if Jefferies LLC, the underwriter of the offering, exercises its over-allotment option in full) of its Variable Interest Convertible Senior Notes due 2020 (the “Notes”). The Notes will be offered to the public (the “Notes Offering”) pursuant to an effective registration statement previously filed with the Securities and Exchange Commission and will be registered under the Securities Act of 1933, as amended.

This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy the Notes, nor shall there be any offer, solicitation or sale of such Notes in any jurisdiction in which such offer, solicitation or sale is unlawful.

Item 7.01	Regulation FD Disclosure.

On March 19, 2014, the Company issued a press release announcing the pricing of the Notes. A copy of such press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information furnished under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

1.1	Underwriting Agreement, dated as of March 19, 2014, between Vector Group Ltd. and Jefferies LLC, relating to the Notes.

99.1	Press Release dated March 19, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VECTOR GROUP LTD.

	By:	/s/ J. Bryant Kirkland III
Date: March 19, 2014		J. Bryant Kirkland III
Vice President, Treasurer and Chief Financial Officer